UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

FACTORIAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42629	42-2967285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Middlesex Turnpike

Billerica, MA 01821

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (617) 315-9733

CARTESIAN GROWTH CORPORATION III

505 Fifth Avenue, 15th Floor

New York, New York 10017

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, par value $0.00001 per share	FAC	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Series A Common Stock at an exercise price of $11.50	FACWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Information

On June 5, 2026 (the “Closing Date”), Cartesian Growth Corporation III, a Cayman Islands exempted company (“CGC”), consummated the previously announced business combination pursuant to the terms of the business combination agreement, dated December 17, 2025, by and among CGC, Fenway MS, Inc., a Delaware corporation and wholly-owned subsidiary of CGC (“Merger Sub”), and Factorial Inc., a Delaware corporation (“Factorial”) (as amended by Amendment No. 1 to Business Combination Agreement, dated as of March 26, 2026, and Amendment No. 2 to Business Combination Agreement, dated as of May 18, 2026, the “Business Combination Agreement”). Pursuant to the terms of the Business Combination Agreement, among other things, the following occurred: (1) the domestication of CGC as a Delaware corporation, in which CGC de-registered from the Register of Companies in the Cayman Islands and transferred by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with CGC’s amended and restated memorandum and articles of association, Section 388 of the Delaware General Corporation Law (the “DGCL”) and Part XII of the Cayman Islands Companies Act (As Revised) (the “Domestication”); (2) the merger of Merger Sub with and into Factorial with Factorial surviving the merger as a wholly-owned subsidiary of CGC (the “Merger”), in accordance with the Business Combination Agreement and the DGCL; and (3) the consummation of the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions, together with the Domestication and the Merger, the “Business Combination”). In connection with the consummation of the Business Combination, CGC changed its corporate name to Factorial Energy Inc. (“PubCo”).

This Current Report on Form 8-K (this “Current Report”) references certain sections in CGC’s definitive proxy statement/prospectus dated as of, and filed with the Securities and Exchange Commission pursuant to Rule 424(b) on, May 6, 2026 (the “Proxy Statement/Prospectus”). Terms used but not defined in this Current Report, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus, and such definitions are incorporated herein by reference.

In connection with the Domestication, immediately prior to the Domestication, (1) CGC effected the redemption of 23,051,313 Class A ordinary shares of CGC, par value $0.0001 per share (the “CGC Class A Shares”), initially issued in CGC’s initial public offering (the “Public Shares”) that were validly submitted for redemption and not withdrawn; and (2) each holder, including CGC III Sponsor LLC, a Cayman Islands limited liability company and the sponsor of CGC, of each issued and outstanding Class B ordinary share of CGC, par value $0.0001 per share (the “CGC Class B Shares”, and together with the CGC Class A Shares, the “CGC Ordinary Shares”) irrevocably and unconditionally elected to convert, on a one-for-one basis, each CGC Class B Share held by it into one CGC Class A Share (the “Class B Share Conversion”). At the effective time of the Domestication, each outstanding CGC Class A Share (excluding Public Shares validly submitted for redemption, but including CGC Class A Shares issued upon the Class B Share Conversion) was reclassified as one share of Series A common stock, par value $0.00001 per share, of PubCo (the “PubCo Series A Common Stock”).

The PubCo Series A Common Stock and PubCo Public Warrants have been approved for listing on the Nasdaq Capital Market under the new trading symbols “FAC” and “FACWW,” respectively. Trading of the PubCo Series A Common Stock and PubCo Public Warrants under the new trading symbols will commence at the opening of trading on Monday, June 8, 2026.

Additional information will be set forth in a separate Current Report on Form 8-K to be filed within four business days after the Closing Date.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORIAL ENERGY INC.

By:	/s/ Siyu Huang
Name:	Siyu Huang
Title:	Chief Executive Officer

Date: June 5, 2026